Exhibit 99.2

Gregory P. Pipkin Managing Director Barclays Capital 1301 McKinney Street, Suite 400 Houston, Texas 77010 United States

May 20, 2010

CONSENT OF BARCLAYS CAPITAL INC.

We hereby consent to (i) the inclusion of our opinion letter, dated December 13, 2009, to the Board of Directors of XTO Energy Inc. (the “Company”), as Annex B to the proxy statement/prospectus that forms a part of Amendment No. 3 to the Registration Statement on Form S-4 of Exxon Mobil Corporation (“ExxonMobil”), as filed by ExxonMobil on May 20, 2010 (the “Registration Statement”), relating to the proposed business combination transaction between the Company and ExxonMobil, (ii) the inclusion of our letter, dated May 19, 2010, to the Board of Directors of the Company, as Annex C to the proxy statement/prospectus that forms a part of the Registration Statement and (iii) the references to such opinion, such letter and our firm in the Registration Statement under the headings (a) “Summary — Opinion of XTO Energy’s Financial Advisor,” (b) “The Merger — Background of the Merger,” (c) “The Merger —XTO Energy Reasons for the Merger; Recommendation of the XTO Energy Board of Directors,” (d) “The Merger — Opinion of XTO Energy’s Financial Advisor,” (e) “The Merger — Certain Projected Financial Data Prepared by Barclays Capital for Purposes of Rendering its Opinion,” (f) “The Merger — Litigation Relating to the Merger — Settlement of Stockholder Litigation,” (g) “Annexes — Opinion of Barclays Capital Inc.” and (h) “Annexes — Letter of Barclays Capital Inc.”

In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the rules and regulations adopted by the U.S. Securities and Exchange Commission thereunder, nor do we admit that we are experts with respect to any part of the Registration Statement within the meaning of the term “experts” as used in the U.S. Securities Act of 1933, as amended, or the rules and regulations of the U.S. Securities and Exchange Commission thereunder.

Very truly yours,

BARCLAYS CAPITAL INC.

By:	/s/ Gregory P. Pipkin
Name:	Gregory P. Pipkin
Title:	Managing Director